Exhibit 10.3

                             DISTRIBUTION AGREEMENT


     This Agreement is entered into by and between Artisoft, Inc. (hereinafter referred to as "Manufacturer"), and ScanSource, Inc., d/b/a Catalyst Telecom, 6 Logue Court, Suite G, Greenville, South Carolina, 29615 (hereinafter referred to as "Distributor"). This Agreement is effective upon the date of the last signature (the "Effective Date").


                             PRELIMINARY STATEMENTS

     WHEREAS, Distributor desires to purchase certain products from Manufacturer from time to time; and

     WHEREAS, Manufacturer desires to sell certain products to Distributor in accordance with the terms and conditions set forth in this Agreement; and

     WHEREAS, Manufacturer desires to appoint Distributor as its non-exclusive distributor to market products within the territory defined herein;

     NOW THEREFORE, in consideration of the mutual premises and covenants contained herein, and other good and valuable consideration, Distributor and Manufacturer hereby agree as follows:

                                    AGREEMENT

1.   TERM

1.1 TERM OF AGREEMENT. The term of this Agreement shall commence on the Effective Date and, unless terminated by either party as set forth in this Agreement, shall remain in full force and effect for a term of one (1) year. The initial and any renewal term hereof shall be automatically renewed on each anniversary of the Effective Date for an additional one (1) year term unless either party gives the other party not less than 60 days prior written notice of its intention not to renew.

2.   DEFINITIONS

2.1  DEFINITIONS. The following definitions shall apply to this Agreement. -

     (a) "APPLICABLE SPECIFICATION" shall mean the functional performance, operational and compatibility characteristics of a Product agreed upon in writing by the parties or, in the absence of an agreement, as described in applicable Documentation.

     (b) "CUSTOMERS" of Distributor shall include dealers, resellers, value added resellers and other similar customers.
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     (c)  "CUSTOMIZED  PRODUCTS"  shall  mean  any  Products  Manufacturer  must
          purchase  or  develop  requiring   Manufacturer  to  perform  changes,
          alterations,   assembly,  additions  or  special  packaging  prior  to
          shipping to Distributor.

     (d) "DOCUMENTATION" shall mean warranties, user manuals, training materials, product descriptions and specifications, technical manuals, license agreements, supporting materials and other printed information relating to the Products, whether distributed in print, electronic, or video format, in effect as of the date of the applicable Purchase Order.

     (e) "END USERS" shall mean final retail purchasers or licensees who have acquired Products for their own use and not for resale, remarketing or redistribution.

     (f) "INTELLECTUAL PROPERTY RIGHTS" shall mean the intangible legal rights or interests evidenced by or embodied in (i) any idea, design, concept, technique, invention, discovery, or improvement, regardless of patentability, but including patents, patent applications, trade secrets, and know-how; (ii) any work or authorship, regardless of copyrightability, but including copyrights and any moral rights recognized by law; and (iii) any other similar rights, in each case on a worldwide basis.

     (g) "PRODUCTS" shall mean, individually or collectively as appropriate, licensed software, Documentation, developed products and hardware, supplies, accessories, and other commodities related to any of the foregoing, provided or to be provided by Manufacturer pursuant to this Agreement. Such Products shall be listed in Manufacturer's current Product and Price List which is attached hereto as SCHEDULE A.

     (h) "SERVICES" means any warranty, maintenance, advertising, marketing or technical support and any other services performed or to be performed by Manufacturer.

     (i)  "STANDARD   PRODUCTS"  shall  mean  Products   requiring  no  changes,
          alterations, or additions, from those Products customarily offered by Manufacturer.

     (j)  "TERRITORY" shall mean North America.

     (k) "NFR" or "Not for Resale" package defines the Product sold to a Reseller for internal use, evaluation and demonstration purposes and may not be resold to an End-User.

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3.   APPOINTMENT AND SCOPE

3.1 APPOINTMENT AS DISTRIBUTOR. During the term of this Agreement, Manufacturer will provide to Distributor the Products in accordance with the terms and conditions set forth in this Agreement. Distributor agrees to purchase Manufacturer's Products only from Manufacturer directly. Manufacturer hereby grants to Distributor the non-exclusive right to distribute products during the term of this Agreement within the Territory. Manufacturer reserves the right to appoint other authorized distributors. Distributor will use its best efforts to promote sales of the Products. Distributor agrees to conduct business in a manner that reflects favorably on the Products and Manufacturer.

3.2 AUTHORIZED RESELLERS: Distributor will sell Manufacturer's products only to Resellers that have been authorized by Manufacturer to resell Manufacturer's products, who have purchased an NFR package from Manufacturer and who have completed Manufacturer's training program, and who have met any other criteria (upgrades, etc.) as required by Manufacturer. Manufacturer will supply Distributor with a list of such Authorized Resellers and will provide regular updates to that list.

4.   PURCHASE ORDERS

4.1 PREPARATION OF PURCHASE ORDERS. From time to time, or at Distributor's request, Manufacturer shall inform Distributor of Products available from Manufacturer including, but not limited to, replacement Products, new releases, enhancements or versions of existing Products.

4.2 ISSUANCE AND ACCEPTANCE OF PURCHASE ORDERS. Distributor may purchase and Manufacturer shall sell to Distributor, Products as described below:

     (a) Distributor may issue to Manufacturer one or more purchase orders identifying the Products Distributor desires to purchase from Manufacturer. Each Purchase Order may include other terms and conditions which are consistent with the terms and conditions of this Agreement or which are necessary to place a Purchase Order, such as billing and shipping information, required delivery dates, delivery location, and the purchase price or charges for Products, as per Manufacturer's then existing price lists for the said products. Purchase orders will be placed by Distributor by telephone or FAX and followed by a written purchase order.

     (b) Manufacturer shall indicate acceptance of Purchase Orders and/or alterations to Purchase Orders by providing to Distributor a written acceptance of such Purchase Order or alteration, or by commencing performance pursuant to such Purchase Order or alteration. Manufacturer shall accept a Purchase Order or alteration if (i) the Purchase Order or alteration does not establish new or conflicting terms and conditions from those set forth in this Agreement or as set forth on the Price List referenced as Exhibit A attached hereto, or
          (ii) the  terms and  conditions  set  forth in the  Purchase  Order or

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          alteration have been separately agreed upon in writing by the parties.
          Purchase Orders and altered Purchase Orders accepted in accordance with this subsection are referred to herein as "Purchase Orders". A Purchase Order shall be deemed accepted by Manufacturer unless Manufacturer notifies Distributor within at least one day and not more than three (3) days after receiving the Purchase Order and giving specific reasons therefor.

     (c) After the expiration of this Agreement, Manufacturer shall accept Purchase Orders from Distributor for additional Products which Distributor is then contractually obligated to furnish to its customers and does not have in its inventory upon the termination of this Agreement; provided Distributor notifies Manufacturer of any and all such transactions in writing within thirty (30) days of the termination date of this Agreement.

4.3 PURCHASE ORDER ALTERATION. Prior to shipment of Standard Products, Manufacturer shall accept an alteration to a Purchase Order in order to:
     (i) change a location for delivery, (ii) modify the quantity or type of Products to be delivered or (iii) correct typographical or clerical errors. Distributor may not alter any Purchase Order for Customized Products after such time as the Products have been altered by Manufacturer.

4.4 CANCELLATION OF PURCHASE ORDERS. Except as otherwise agreed upon by the parties, Distributor may cancel a Purchase Order for Standard Products without charge or penalty with 7 day notice prior to shipment of the Products specified in such Purchase Order. Distributor may not cancel any Purchase Order for Customized or Special Order Products after such time as the Products have been altered by Manufacturer.

4.5 EVALUATION PURCHASE ORDERS. Distributor may issue Purchase Orders in order to evaluate newly developed Products by Manufacturer at no charge. After evaluation, Distributor shall have the option to purchase the Products or to return such products to Manufacturer at Distributor's expense within 30 days.

4.6 PRODUCT SHORTAGES. If for any reason Manufacturer's production is not on schedule, Manufacturer agrees to allocate Product to Distributor's orders based upon a percentage equal to the same percentage as Manufacturer's like customers purchasing like volume.

5.   DELIVERY AND ACCEPTANCE OF PRODUCTS

5.1 ACCEPTANCE OF PRODUCTS. Distributor shall inspect each shipment, and within 5 days after receipt of shipment accept each Product on the date (the "Acceptance Date") when such Products and all necessary documentation are delivered to Distributor in accordance with the Purchase Order and the Product specifications.

5.2 DEFECTIVE PRODUCTS. In the event any products are received in a defective condition or not in accordance with Manufacturer's published specifications or the documentation relating to such Products not caused by the common

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     carrier,  Distributor  may return the products  for full  credit.  Products shall be deemed defective if the Product, or any portion of the Product, fails to operate properly when the system is booted or used as applicable. Software defects being addressed by Manufacturer's ongoing engineering are excluded from this provision. Distributor shall have the right to return any such Products that are returned to Distributor from its customers or End Users within thirty (30) days of the Products' initial delivery date to
     the  End  User.   In  such  event,   Manufacturer   shall  issue  a  Return
     Authorization  to  Distributor  for  all  such  defective   Products;   and
     Distributor shall return defective products to Manufacturer for full credit.

5.3 TRANSPORTATION OF PRODUCTS. Manufacturer shall deliver the Products to Distributor at the location shown and on the delivery date set forth in the applicable Purchase Order. Distributor shall have the right to select the carrier and all charges for transportation of the Products shall be paid by the Distributor.

5.4 TITLE AND RISK OF LOSS. Title to Products shall pass to Distributor at the time that the Products are delivered to the carrier. All risk of loss or damage to the Products shall be borne by Manufacturer until delivery of such Products to the carrier.

5.5 IN WARRANTY PRODUCTS. Distributor shall provide warranty service to VAR on behalf of Manufacturer. The reseller must provide proof-of-purchase to validate the warranty and obtain an RMA from the Distributor, which must be pre-approved by Manufacturer. Manufacturer will bear all costs to return product back to the reseller. Distributor's obligation for warranty service shall be limited to replacing in warranty defective product with a replacement product at the manufacturers expense.

5.6 RESALE OF PRODUCTS BY DISTRIBUTOR. During the term of this Agreement, Distributor may market, promote, distribute and resell Products to customers of Distributor, in accordance with the following terms and conditions:

     (a) Manufacturer shall extend to each Customer of Distributor and each End User the same warranties and indemnifications with respect to Products purchased and resold hereunder as Manufacturer extends to Distributor hereunder.

     (b) Manufacturer shall extend to Distributor and each customer of Distributor the same warranties and indemnifications with respect to Products purchased and resold hereunder as Manufacturer extends to its value-added resellers.

     (c) The term of warranties and indemnities extended by Manufacturer to an End User shall commence upon delivery of the Product to the End User.

     (d) Manufacturer shall make available at no charge to Distributor reasonable training, technical support and other services related to the Products that are currently offered or that may be offered by

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          Manufacturer  (except  as  indicated  in  Schedule  A (2a)  attached).
          Training shall be provided at either Distributor's facility with any necessary hardware and software provided by Distributor, or at Manufacturer's facility with necessary hardware and software provided by Manufacturer. Manufacturer also agrees to provide Distributor with telephone support at no charge during Manufacturer's normal business hours.

     (e) Distributor may refer to itself as Manufacturer's authorized distributor of the Products and Distributor, in addition to "fair use" of Manufacturer's trademarks and tradenames, may request written permission from Manufacturer to use trademarks and trade names of Manufacturer. Distributor recognizes Manufacturer may have rights and/or ownership of certain trademarks, trade names and patents associated with the Products. Distributor will act consistently with such rights, and Distributor shall comply with any reasonable, written guidelines when provided by Manufacturer relating to such trademark or trade name usage. Distributor is not authorized and shall not be required to instigate legal action on behalf of Manufacturer against third parties for infringement. Distributor will notify Manufacturer of any infringement if which Distributor has actual knowledge. Distributor shall discontinue use of Manufacturer's trademarks or trade names upon termination of this Agreement.

     (f) Except for Televantage CTM Suite pre-installed on Intel Conveged Communications Platform (ICCP), Distributor will not be authorized to sell "NFR" (Not For Resale) packages to VARS or End Users.

5.7 INVENTORY ADJUSTMENT. Manufacturer agrees to accept, on a quarterly basis commencing with the end of the first calendar quarter following the Effective Date, a shipment of current nondiscontinued Products in factory sealed cartons returned by Distributor for full credit, provided that Distributor complies with each of the following conditions:

     (a) Distributor obtains a Return Authorization from Manufacturer prior to any such return;

     (b)  Distributor pays all return freight charges;

     (c) Distributor places, or has in place, an offsetting order of equal or greater value.

     (d) Maximum return on any given quarter will be limited to 15% of the prior quarter's purchases by Distributor from Manufacturer.

     For purposes of determining whether Products are eligible for rotation pursuant to this section, Products shall be deemed to be "Current Nondiscontinued Products" if they are listed on Manufacturer's current price sheet, or if Manufacturer announces the discontinuance of such Products within the ninety (90) days preceding the claim for inventory adjustment. Customized Products shall not be eligible for repurchase pursuant to this section.

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     In  addition,  Distributor  shall have the right to return for full credit, without limitation as to the dollar amount, all Products that become obsolete or are removed from Manufacturer's current price list; provided Distributor returns such Products within thirty (30) days after Distributor receives notice that such Products are obsolete

     For Products that are discontinued due to a new release, the discontinued product may be returned provided a purchase order of equal or greater value is placed for the most recent version.

     Distributor shall be responsible for all shipping charges incurred in stock rotation.

6.   WARRANTIES, INDEMNITIES AND LIABILITIES

6.1  WARRANTY. Manufacturer warrants that:

     (a) Manufacturer is the exclusive, legal owner of the Products and has full power and authority to enter into this Agreement and to sell and license any and all rights to said Products to Distributor and to convey all other rights and licenses granted to Distributor under this Agreement;

     (b) The Products do not infringe upon the proprietary or Intellectual Property Rights of any person;

     (c) Manufacturer's warranties are contained in this Agreement and in the applicable Documentation and such warranties extend to Distributor, Customers and End Users.

6.2 INDEMNIFICATION. Manufacturer shall indemnify, defend and hold Distributor harmless from and against any claim, loss, suit or damage, including attorney's fees, asserted by any person or entity resulting directly or indirectly from breach of any warranty or representation made by Manufacturer in this Agreement or in the applicable Documentation. The provisions of this Paragraph 6.2 shall survive the expiration or termination of this Agreement.

6.3 LIMITATION OF LIABILITY. Neither party shall be liable to the other pursuant to this Agreement for any amounts representing loss of profits, loss of business, or indirect, consequential, or punitive damages of the other party.

6.4 UNAUTHORIZED REPRESENTATIONS. Distributor shall have no authority to alter or extend any of Manufacturer warranties contained or referred to in this Agreement without prior written approval of Manufacturer.

6.5 DISCLAIMER OF WARRANTIES. Manufacturer has made expressed warranties in this Agreement and in the Applicable Documentation. EXCEPT AS SET FORTH THEREIN, MANUFACTURER DISCLAIMS ALL WARRANTIES WITH REGARD TO THE PRODUCTS.

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7.   PAYMENT TO MANUFACTURER

7.1 CHARGES, PRICES AND FEES FOR PRODUCTS. Charges, prices, quantities and discounts, if any, for Products shall be determined as set forth in Manufacturer's Price List referenced in Exhibit A, or as otherwise agreed upon by the parties, and may be confirmed at the time of order. Manufacturer shall have the right to change prices from time to time, upon written notice to Distributor not less than thirty (30) days prior to the effective date of such change. All orders placed prior to the effective date of the increase, for shipment within thirty (30) days after the effective date, shall be at the old price.

7.2 PAYMENT. Except as otherwise set forth herein, any undisputed sum due to Manufacturer pursuant to this Agreement shall be payable within net 30 days after the invoice date, except with regard to the TeleVantage CTM Suite Products per Schedule A attached, for which payment shall be due upon shipment of the Products from the Distributor to the VAR/Reseller. Manufacturer shall invoice Distributor no earlier than the applicable shipping date for the Products covered by such invoice.

7.3 PRICE PROTECTION. Manufacturer shall grant to Distributor a retroactive price credit for the full amount of any Manufacturer price decrease on all Products on order, in transit and in Distributor's or Customer's inventory on the effective date of such price decrease. Distributor shall supply to Manufacturer, within thirty (30) days of a price decrease, an inventory list specifying the number of units within such inventory which qualify for the price decrease. Manufacturer may elect to audit such claims at its expense. All orders scheduled for shipment or in transit to Distributor at the time of notice of the price decrease shall be adjusted to the decreased price.

7.4 MONTHLY REPORTS. Manufacturer shall, if requested, render monthly reports to Distributor setting forth the separate Products, dollars invoiced for each product, and total dollars invoiced to Distributor for the month, and such other information as Distributor may reasonably request. Distributor will provide weekly POS and Inventory Reports to Manufacturer in an mutually agreed upon electronic format, including individual order details, names of authorized resellers, product numbers, dates, etc.

7.5  FORECASTS.  If  requested,   Distributor  will  submit  to  Manufacturer  a
     quarterly,  non-binding forecast for the upcoming calendar quarter, fifteen
     (15) days after completion of previous calendar quarter.

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8.   TERMINATION

8.1 TERMINATION WITHOUT CAUSE. Either party may terminate this agreement, with or without cause, upon giving the other party sixty (60) days prior written notice.

8.2  TERMINATION  FOR  CAUSE.  In the event  that  either  party  materially  or repeatedly defaults in their performance of any of its duties or obligations set forth in this Agreement, and such default is not substantially cured within thirty (30) days after written notice is given to the defaulting party specifying the default, then the party not in default may, by giving written notice thereof to the defaulting party, terminate this Agreement or the applicable Purchase Order relating to such default as of the date specified in such notice of termination.

8.3 TERMINATION FOR INSOLVENCY OR BANKRUPTCY. Either party may immediately terminate this Agreement and any Purchase Order by giving written notice to the other party in the event of (i) the liquidation or insolvency of the other party, (ii) the appointment of a receiver or similar officer for the other party, (iii) an assignment by the other party for the benefit of all or substantially all of its creditors, (iv) entry by the other party into an agreement for the composition, extension, or readjustment of all or substantially all of its obligations, or (v) the filing of a meritorious petition in bankruptcy by or against the other party under any bankruptcy or debtors' law for its relief of reorganization.

8.4 TERMINATION FOR NON-PAYMENT. Manufacturer may terminate a Purchase Order, or any portion thereof, terminate this Agreement, or suspend delivery of any Products if Distributor fails to pay any undisputed amount due and such failure continues for a period of thirty (30) days after the day payment is due.

8.5 RIGHTS UPON TERMINATION. Termination of any Purchase Order or this Agreement shall not affect Manufacturer's right to be paid for undisputed invoices for Products already shipped. The termination of this Agreement shall not affect any of Manufacturer's warranties, indemnifications or obligations relating to returns, credits or any other matters set forth in this Agreement that are to survive termination in order to carry out their intended purpose, all of which shall survive this Agreement. Upon termination of this Agreement, Distributor shall discontinue holding itself out as a distributor of Manufacturer's Products. The expiration of the term of this of this Agreement shall not affect the obligations of either party to the other party pursuant to any Purchase Order previously forwarded to Manufacturer.

8.6 INVENTORY REPURCHASE. Within thirty (30) days of the termination of this Agreement for any reason, at the option of either Manufacturer or Distributor, Distributor shall sell and Manufacturer shall repurchase, any or all Products in transit or in Distributor's inventory, subject to the following conditions:

     (a) The price to be paid for the Products shall be at the Distributor's net cost at time of purchase, less any price protection allowance.

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     (b)  All Products shall be in good merchantable condition.

     (c) All Products shall be shipped to Manufacturer's designated facility, freight prepaid.

     (d) Distributor shall have the right to retain as much Products as are necessary to fulfill its contractual obligations to sell such Products to a Customer pursuant to an outstanding purchase order or other contract.

     (e) Credit for any returned Products shall first be applied to any outstanding balance owed Manufacturer by Distributor, and any excess credit shall be paid Distributor within 30 days of the date of such Products as received by Manufacturer.

9.   MISCELLANEOUS

9.1 BINDING NATURE, ASSIGNMENT, AND SUBCONTRACTING. This Agreement shall be binding on the parties and their respective successors and assigns, but neither party shall have the power to assign this Agreement without the prior written consent of the other party.

9.2 COUNTERPARTS. This Agreement may be executed in several counterparts, all of which taken together shall constitute one single agreement between the parties.

9.3 HEADINGS. The section headings used in this Agreement are for reference and convenience only and shall not enter into the interpretation hereof.

9.4 RELATIONSHIP OF PARTIES. Distributor is performing pursuant to this Agreement only as an independent contractor. Distributor has the sole obligation to supervise, manage, contract, direct, procure, perform or cause to be performed its obligations set forth in this Agreement, except as otherwise agreed upon by the parties. Nothing set forth in this Agreement shall be construed to create the relationship of principal and agent between Distributor and Manufacturer. Neither party shall act or represent itself, directly or by implication, as an agent of the other party or its affiliates or in any manner assume or create any obligation on behalf of, or in the name of, the other party or its affiliates.

9.5 CONFIDENTIALITY. Each party acknowledges that in the course of performance of its obligations pursuant to this Agreement, it may obtain certain confidential and/or proprietary information. Each party hereby agrees that all such information communicated to it by the other party, its affiliates, or customers, whether before of after the Effective Date, shall be and was received in strict confidence, shall be used only for purposes of this Agreement, and shall not be disclosed without the prior written consent of the other party, except as may be necessary by reason of legal, accounting or regulatory requirements beyond either party's reasonable control. The provisions of this Section shall survive the term or termination of this Agreement for any reason.

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9.6  MEDIA RELEASES.  Except for any  announcement  intended solely for internal distribution, any disclosure required by legal, accounting or regulatory requirements beyond the reasonable control of either party, and except for
     catalogs,   advertising  and  marketing   materials   customarily  used  by
     Distributor in the normal course of business, all media releases, public announcements or public disclosures relating to this Agreement or its subject matter, or including the name of either party, shall be approved in writing (within 48 hours of submission) by the other party prior to the release thereof.

9.7 DISPUTE RESOLUTION. In the event of any disagreement regarding performance under or interpretation of this Agreement, prior to the commencement of any formal proceedings, the parties shall continue performance as set forth in this Agreement and shall attempt in good faith to reach a negotiated resolution by designating an officer or authorized representative of the party to resolve the dispute.

9.8 ARBITRATION. Any claim or controversy arising out of or relating to this Agreement, or the breach thereof, shall be resolved by final and binding arbitration to be conducted in Greenville, South Carolina, by a panel of three (3) arbitrators in accordance with and subject to the commercial Arbitration rules of the American Arbitration Association (the "AAA") then in effect. Each of such arbitrators shall be demonstrably experienced and knowledgeable in matters pertaining to computer technology and technology product distribution. The arbitrators shall have no power or authority to add to or detract from the agreement of the parties or to award punitive, exemplary, consequential, special, indirect or incidental damages. Judgement upon the award rendered may be entered and enforced in any court of competent jurisdiction. The fact that this Agreement provides for such arbitration shall not impair the exercise of any termination rights under this agreement.

9.9 COMPLIANCE WITH LAWS. In supplying the Products pursuant to this Agreement, Distributor and Manufacturer shall comply with the requirements of all applicable laws, ordinances and regulations of the United States or any state, other country or other governmental entity as may be applicable.

9.10 NOTICES. Wherever one party is required or permitted to give notice to the other pursuant to this Agreement, such notice shall be deemed given when delivered in hand, or when sent by facsimile with receipt acknowledged by the recipient, or when sent by Fed-ex or UPS overnight service, or when mailed by registered or certified mail, return receipt requested, postage prepaid, and addressed as follows:

     IN THE CASE OF MANUFACTURER:            IN THE CASE OF DISTRIBUTOR:
     ----------------------------            ---------------------------

     Artisoft, Inc.                          ScanSource, Inc.
     5 Cambridge Center                      6 Logue Court, Suite G
     Cambridge, MA  02142                    Greenville, SC 29615
     Attn:  Mike O'Donnell                   Attn: Mike Baur
     Fax 617-588-3564                        Fax: 864-288-5515

     Either party may from time to time change its address for notification purposes by giving the other party written notice of the new address and the date upon which it will become effective.

9.11 FORCE MAJEURE. If the performance of this Agreement, or any obligations hereunder, is prevented, restricted, or interfered with by reason of fire or other casualty or accidents; strikes or labor disputes; inability to provide raw materials, power, or supplies; declarations of war or other violence; any law, order, proclamation, regulation, ordinance, demand or other requirement of any governmental authority; or any of the parties hereto, the parties so affected, upon giving prompt notice to the other party, will be excused from performance to the extent of the prevention, restriction, or interference, provided that the party so affected uses its best efforts to avoid or remove the causes of non-performance and continues performance hereunder with the utmost dispatch whenever those causes are removed.

9.12 SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under the applicable law. In the event that any provision(s) contained in this Agreement is held to be unenforceable, this Agreement shall be construed without such provision(s).

9.13 WAIVER. No delay or omission by either party to exercise any right or power shall impair any such right or power or be construed to be a waiver thereof. A waiver by either of the parties of any covenants, conditions or agreements to be performed by the other or any breach thereof shall not be construed to be a waiver of any succeeding breach thereof or of any other covenant, condition or agreement herein contained. No change, waiver, or discharge hereof shall be valid unless presented in writing to all interested parties and signed by an authorized representative of the party against which such change, waiver, or discharge is sought to be enforced.

9.14 REMEDIES. All remedies set forth in this Agreement shall be cumulative and in addition to and not in lieu of any other remedies available to either party at law, in equity or otherwise, and may be enforced concurrently or from time to time.

9.15 SURVIVAL OF TERMS. Termination or expiration of this Agreement for any reason shall not release either party from any liabilities or obligations set forth in this Agreement which (i) the parties have expressly agreed shall survive any such termination or expiration, or (ii) remain to be performed or by their nature would be intended to be applicable following any such termination or expiration.

9.16 NONEXCLUSIVE MARKET AND PURCHASE RIGHTS. It is expressly understood and agreed that this Agreement does not grant to Manufacturer or Distributor an exclusive right to purchase or sell Products and shall not prevent either party from developing or acquiring other suppliers or customers.

9.17 ENTIRE AGREEMENT. This Agreement, including any Schedules and documents referred to in this Agreement or attached hereto, constitutes the entire and exclusive statement of Agreement between the parties with respect to its subject matters and there are no oral or written representations, understandings or agreements relating to this Agreement which are not fully expressed herein.

9.18 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of South Carolina.

     IN WITNESS WHEREOF, the parties have each caused this Agreement to be signed and delivered by its duly authorized officer or representative as of the Effective Date.

DISTRIBUTOR                             MANUFACTURER

     illegible                          /s/ STEVEN G. MANSON
     ----------------------------       -----------------------------------
     Signature                          Signature

                                        Steven G. Manson
     ----------------------------       -----------------------------------
     Printed or Typed Name              Printed or Typed Name

                                        President and CEO
     ----------------------------       -----------------------------------
     Title                              Title

                                        9/5/01
     ----------------------------       -----------------------------------
     Date                               Date

                                   SCHEDULE A
                             PRODUCT AND PRICE LIST

Accept as noted below (see *CDW Pricing), Catalyst will purchase products from Artisoft at a discount of forty percent (40%) off of the current Artisoft MSRP.

*CDW Pricing:

     o All Artisoft products sold to Catalyst for resale to CDW will be priced at a thirty-three percent (33%) discount off of the current Artisoft MSRP.

     o Catalyst will resell Artisoft products to CDW at a discount of thirty percent (30%) off of the current Artisoft MSRP.

     o Artisoft will provide to CDW marketing funds in the amount of seven percent (7%) of CDW purchases of Artisoft products from Catalyst, as reported in Catalyst's monthly POS report.

TELEVANTAGE 3.5 RETAIL PRICE SHEET

                               (Effective 4/06/01)

   PRICING FOR TELEVANTAGE SYSTEMS IS DEPENDENT UPON THE SIZE OF THE SYSTEM.
                 TELEVANTAGE SYSTEMS REQUIRE THREE COMPONENTS:

                             o TELEVANTAGE SOFTWARE
                            o DIALOGIC BCP HARDWARE
        o PC SERVER WITH THE APPROPRIATE NUMBER OF ISA AND/OR PCI SLOTS

     TO CONFIGURE THE SOFTWARE FOR YOUR TELEVANTAGE SYSTEM, YOU MUST ORDER
       ONE SERVER LICENSE AND THE APPROPRIATE NUMBER OF TRUNK, IP TRUNK,
                          STATION AND CLIENT LICENSES.

Note: Catalyst will sell only "bundled" solutions including, Artisoft software, Intel boards and appropriate server as described above, etc. Catalyst will not sell "unbundled" software separately.

                              TELEVANTAGE SOFTWARE

ARTISOFT                                                                                            ARTISOFT
SKU          PRODUCT                                         DESCRIPTION                            MSRP
--------     -------                                         -----------                            --------
80000-1      TELEVANTAGE SERVER     Software license kit to install Server; includes server             $200
                                    software on CDROM (REQUIRED FOR EVERY TELEVANTAGE SERVER)

             TELEVANTAGE TRUNK      LICENSE(S) TO CONFIGURE TRUNKS TO TELEVANTAGE SERVER
                                    (REQUIRED FOR THE NUMBER OF CO/TRUNK LINES ON THE SYSTEM)
80101                               Trunk 1 Port License                                                $200
80104                               Trunk 4 Port License                                                $800
80108                               Trunk 8 Port License                                              $1,600
80123                               Trunk 23 Port License                                             $4,600

             TELEVANTAGE STATION    License(s)  to  configure  stations  to  the TeleVantage
                                    Server (REQUIRED FOR THE NUMBER OF STATIONS/PHONES ON THE
                                    SYSTEM)
80201                               Station 1 Port License                                              $100
80208                               Station 8 Port License                                              $800
80224                               Station 24 Port License                                           $2,400

             TELEVANTAGE CLIENT     License(s) to configure  TeleVantage Client to the
                                    TeleVantage Server (RUNNING THE TELEVANTAGE CLIENT IS
                                    OPTIONAL BUT RECOMMENDED; REQUIRED FOR EACH DESKTOP PC
                                    CONNECTED TO THE SYSTEM)
80301                               Client 1 Port License                                               $100
80308                               Client 8 Port License                                               $800
80324                               Client 24 Port License                                            $2,400

ARTISOFT                                                                                            ARTISOFT
SKU          PRODUCT                                         DESCRIPTION                            MSRP
--------     -------                                         -----------                            --------
             TELEVANTAGE IP TRUNK   LICENSE(S) TO CONFIGURE IP TRUNKS TO TELEVANTAGE SERVER
                                    (REQUIRED FOR THE NUMBER IP LINES ON THE SYSTEM)
80401                               IPTrunk 1 Port License                                              $300
80404                               IPTrunk 4 Port License                                            $1,200
80415                               IPTrunk 15 Port License                                           $4,500

80520        CALL CENTER REPORTER   Reporter Module - per 20 Agents                                   $1,000

             TELEVANTAGE ADD-ON     Turnkey solutions to extend the capabilities of
             SOLUTIONS              TeleVantage (OPTIONAL, LICENSED PER TELEVANTAGE SERVER)
81001                               TeleVantage Call Classifier (REQUIRES AT LEAST ONE
                                    STATION LICENSE)                                                  $1,000
81002                               TeleVantage Smart Dialer                                          $5,000
81003                               TeleVantage Persistent Pager (REQUIRES AT LEAST ONE CLIENT        $1,500
                                    LICENSE)


TELEVANTAGE CTM SUITE DISTRIBUTION PRICE SHEET
                                    (5/25/01)


                              TELEVANTAGE SOFTWARE
                              --------------------

ARTISOFT                                                                                        PRICE TO     ARTISOFT
SKU          PRODUCT                                   DESCRIPTION                             DISTRIBUTOR     MSRP
--------     -------                                   -----------                             -----------     ----
85000        12X24 BASIC            Comes included in ICCP 12x24 SKU. Support for 12 analog      $ 480         $
                                    trunks and 24 analog or IP stations.  This version scales
                                    up to a maximum 12x24, does not support digital trunking.

85500        12X24 UPGRADE          LICENSE KEY TO UPGRADE 12X24 BASIC VERSION TO FULL           $ 1920
                                    FUNCTIONALITY INCLUDING THE ABILITY TO SCALE ABOVE 12X24,
                                    SUPPORT ALL TRUNK TYPES AND MULTIPLE NODES, AND INCLUDES
                                    ADDITIONAL SYSTEM FEATURES.

85600        12X24 NFR UPGRADE      LICENSE KEY (PAPER) TO UPGRADE 12X24 BASIC VERSION TO FULL   $ 0
                                    FUNCTIONALITY INCLUDING THE ABILITY TO SCALE ABOVE 12X24,
                                    SUPPORT ALL TRUNK TYPES AND MULTIPLE NODES, AND INCLUDES
                                    ADDITIONAL SYSTEM FEATURES.

85401        VOIP 1 PORT            SUPPORT FOR 1 PORT OF VOIP CONNECTIVITY                      $ 150

                PRICING & CONFIGURATION BUNDLING FOR THE CHANNEL

1) The TeleVantage CTM Suite software automatically runs for each system, making the ICCPs easy to deploy through the channel. Artisoft is paid for the TeleVantage software on each box as it ships from Catalyst to the VAR.

2) The TeleVantage software is enabled for the capacity of every SKU. For example, the TeleVantage software will support T1 and 32 stations for a T1x32 SKU. The software automatically configures itself to support the board capacities of the SKU. Once the lines and the box are plugged in to the ICCP (any SKU), the configuration is fully enabled without the requirement for further licensing.

     a) The "basic" version of TeleVantage is on the 12x24 and 8x16 SKUs (automatically based on TeleVantage sensing these SKUs).

          i) The "basic" version of the software is free. Catalyst will pay Artisoft $20 per station port for support and maintenance at the time of system sale to VAR.

          ii) Upgrades from basic to full version would be sold into the channel as license keys printed on cards at an additional $80 per station port paid to Artisoft at the time of system sale to VAR. The $80 price is only for the first 24 ports and then beyond that the price is $100 per end user.

          iii) Therefore an end user who purchases the upgraded version would result in $100 per station port revenue to Artisoft.

     b) The "full featured" version of TeleVantage CTM Suite is automatically set up on the 16x32, T1x48 and other SKUs.

          i) Since the software is fully enabled and running, Artisoft is paid $100 per end user for non-basic systems (16x32, T1x48, etc.) shipped out by Catalyst. POS tracking is provided to Artisoft by Catalyst.

     c)   The "basic" version of TeleVantage is limited to the following:

          i)   Up to 12 analog trunks - no T1, VoIP, BRI, etc.

          ii) For example, the VAR will purchase a full feature upgrade license plus the appropriate number of VoIP software port licenses to connect two ICCPs via IP. If two 24-station systems are connected via IP, Artisoft will consider the system to be a 48 port system for pricing purposes.

          iii) Up to 24 analog or IP stations

          iv)  Single node solutions only

          v)   Some limits on Voice Mail features after a 90 day trial period